Exhibit 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       MIDAMERICAN ENERGY HOLDINGS COMPANY

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

         Pursuant to the provisions of Division X of the Iowa Business Corporation Act (the "Act"), the undersigned corporation hereby adopts the following Restated Articles of Incorporation ("Articles of Incorporation") (All capitalized terms used herein, but not defined shall have the respective meanings set forth in Article X hereof.):

         The name of the corporation is "MidAmerican Energy Holdings Company" (hereinafter sometimes called the "Corporation") and its registered office shall be located at 666 Grand Avenue, Des Moines, Iowa 50309 with the right to establish and maintain branch offices at such other points within and without the State of Iowa as the Board of Directors of the Corporation (the "Board of Directors") may, from time to time, determine. The name of the Corporation's registered agent at such registered office is John A. Rasmussen, Jr.

         The nature of the business or purposes to be conducted or promoted is to engage in any or all lawful act or activity for which a corporation may be incorporated under the Act.

A. The aggregate number of shares which the Corporation shall have authority to issue is 60,000,000 shares of Common Stock, no par value ("Common Stock"), and 50,000,000 shares of Preferred Stock, no par value ("Preferred Stock").

B. The shares of authorized Common Stock shall be identical in all respects and shall have equal rights and privileges. For all purposes, each registered holder of Common Stock shall, at each meeting of shareholders, be entitled to one vote for each share of Common Stock held, either in person or by proxy duly authorized in writing. Except to the extent required by law or as permitted by these Articles of Incorporation, as amended from time to time, the registered holders of the shares of Common Stock shall have exclusive voting rights.

C. The Board of Directors, at any time or from time to time, may, and is hereby authorized to, issue and dispose of any of the authorized and unissued shares of Common Stock and any issued but not outstanding shares for such kind and amount of consideration and to such persons, firms or corporations, as may be determined by the Board of Directors, subject to any provisions of law then applicable. The holders of Common Stock shall have no preemptive rights to acquire or subscribe to any shares, or securities convertible into shares, of Common Stock.
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D. A first  series of the  Preferred  Stock is  created  pursuant  to Article IV hereof. The Board of Directors, at any time or from time to time may, and is hereby authorized to, further divide the authorized and unissued shares of Preferred Stock into one or more classes or series and in connection with the creation of any class or series to determine, in whole or in part, to the full extent now or hereafter permitted by law, by adopting one or more articles of amendment to the Articles of Incorporation providing for the creation thereof, the designation, preferences, limitations and relative rights of such class or series, which may provide for special, conditional or limited voting rights, or no rights to vote at all, and to issue and dispose of any of such shares and any issued but not outstanding shares for such kind and amount of consideration and to such persons, firms or corporations, as may be determined by the Board of Directors, subject to any provisions of law then applicable.

E. The Board of Directors, at any time or from time to time may, and is hereby authorized to, create and issue, whether or not in connection with the issue and sale of any shares of its Common Stock, Preferred Stock or other securities of the Corporation, warrants, rights and/or options entitling the holders thereof to purchase from the Corporation any shares of its Common Stock, Preferred Stock or other securities of the Corporation. Such warrants, rights, or options shall be evidenced by such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices (which shall be not less than the minimum amount prescribed by law, if any) at which any such shares or other securities may be purchased from the Corporation upon the exercise of any such warrant, right or option shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issue of such warrants, rights or options. The Board of Directors is hereby authorized to create and issue any such warrants, rights or options from time to time for such consideration, if any, and to such persons, firms or corporations, as the Board of Directors may determine.

F. The Corporation may authorize the issue of some or all of the shares of any or all of the classes of its capital stock without certificates.

G. The Corporation shall not be required to issue certificates representing any fraction or fractions of a share of stock of any class but may issue in lieu thereof one or more non-dividend bearing and non-voting scrip certificates in such form or forms as shall be approved by the Board of Directors, each scrip certificate representing a fractional interest in one share of stock of any class. Such scrip certificates upon presentation together with similar scrip certificates representing in the aggregate an interest in one or more full shares of stock of any class shall entitle the holders thereof to receive one or more full shares of stock of such class. Such scrip certificates may contain such terms and conditions as shall be fixed by the Board of Directors and may become void and of no effect after a period to be determined by the Board of Directors and to be specified in such scrip certificates.

H. The Corporation shall be entitled to treat the person in whose name any share of Common Stock or Preferred Stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any person, whether or not the Corporation shall have notice thereof except as may be expressly provided otherwise by the laws of the State of Iowa.

                                   ARTICLE IV.

A. Creation, Designation and Amount of First Series of Preferred Stock. A first series of the Preferred Stock is hereby created as follows: The shares of such series (the "Preferred Shares") shall be designated as "Zero Coupon Convertible Preferred Stock", and the number of shares constituting such Preferred Stock shall be 40,000,000.

B. Dividends and Distributions. In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of a dividend, distribution or spin-off) on its Common Stock, other than (i) a distribution made in compliance with the provisions of Section F of this Article IV or (ii) a dividend or distribution made in Common Stock, the holders of the Preferred Shares shall be entitled (unless such right shall be waived by the affirmative vote or consent of the holders of at least two-thirds of the number of the then outstanding Preferred Shares) to receive from the Corporation with respect to each Preferred Share held, any dividend or distribution that would be received by a holder of the number of shares (including fractional shares) of Common Stock into which such Preferred Share is convertible on the record date for such dividend or distribution, with fractional shares of Common Stock deemed to be entitled to the corresponding fraction of any dividend or distribution that would be received by a whole share. Any such dividend or distribution shall be declared, ordered, paid or made at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock.

C.       Conversion Rights.

         Each Preferred Share is convertible at the option of the holder thereof into one Conversion Unit at any time upon the occurrence of a Conversion Event. A Conversion Unit will initially be one share of Common Stock of the Corporation adjusted as follows:

                  (i) Stock splits, combinations, reclassifications etc. In case the Corporation shall at any time or from time to time declare a dividend or make a distribution on the outstanding shares of Common
         Stock payable in Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such event, the number of shares of Common Stock into which each Preferred Share is convertible shall be adjusted so that the holder thereof shall be entitled to receive, upon conversion thereof, the number of shares of Common Stock which such holder would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is the earlier. Any adjustment made pursuant to this clause (i) shall become effective (I) in the case of any such dividend or distribution on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (II) in the case of any such subdivision, reclassification or combination, on the day upon which such corporate action becomes effective.

                  (ii) Issuances of Additional Shares below Fair Value Price. In case the Corporation shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a "conversion") for shares of Common Stock) (collectively, "convertible securities") (other than in Permitted Transactions) at a price per share (or having a conversion price per share) less than the Fair Value Price as of the date of issuance of such shares (or of such convertible securities), then, and in each such event, the number of shares of Common Stock into which each Preferred Share is convertible shall be adjusted so that the holder thereof shall be entitled to receive, upon conversion thereof, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock into which such share was convertible immediately prior to such date of issuance by a fraction, (I) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and (II) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable (including any amounts payable upon conversion of convertible securities) by the Corporation for the total number of additional shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at the Fair Value Price on such date. For purposes of the foregoing, "Permitted Transactions" shall include issuances (i) as consideration for the acquisition of businesses and/or related assets, and (ii) in connection with employee benefit plans and any other transaction approved by the Board of Directors (including the approval of the directors elected by the holders of the Preferred Shares), and "Fair Value Price" shall mean the average of the closing prices on the principal stock exchange or over-the-counter quotation system on which the Common Stock is then listed or quoted, or if not then listed or quoted, the fair value of the Corporation's Common Stock as determined in good faith by the Board of Directors. Although Permitted Transactions do not require adjustment of a Conversion Unit, the
         issuance  of  equity  and  equity-linked   securities  in  a  Permitted
         Transaction remains subject to the vote of the Preferred Shares as provided in Section D of this Article IV. Any adjustment made pursuant to this clause (ii) shall become effective immediately upon the date of such issuance.

                  (iii) Mergers, Consolidations, Sales of Assets etc. In case the Corporation shall be a party to any transaction (including a merger, consolidation, sale of all or substantially all of the
         Corporation's assets, liquidation or recapitalization of the Corporation, but excluding any transaction described in clause (i) or
         (ii) above) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Corporation is a party, exchanged for different securities of the Corporation or common stock or other securities or interests in another Person or other property (including cash) or any combination of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of Preferred Shares shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which such share was convertible immediately prior to the consummation of such transaction. Any adjustment made pursuant to this clause (iii) shall become effective immediately upon the consummation of such transaction.

          In calculating the adjustments provided in clauses (i), (ii) and (iii) above, a Conversion Unit shall include any fractional share resulting from the calculation.

         A "Conversion Event" includes (i) any conversion of Preferred Shares that would not cause the holder of the shares of Common Stock issued upon conversion (or any affiliate of such holder) or the Corporation to become subject to regulation as a registered holding company, or as a subsidiary of a registered holding company, under the Public Utility Holding Company Act of 1935, as amended from time to time and any successor legislation ("PUHCA") either as a result of the repeal or amendment of PUHCA, the number of shares involved or the identity of the holder of such shares and (ii) a Company Sale. A "Company Sale" includes any involuntary or voluntary liquidation, dissolution, recapitalization, winding-up or termination of the Corporation and any merger, consolidation or sale of all or substantially all of the assets of the Corporation.

         The holder of any Preferred Shares may exercise such holder's right to convert each such share into a Conversion Unit by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the Preferred Shares to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section C of this Article IV and specifying the name or names in which such holder wishes the certificate or certificates for securities included in the Conversion Unit or Units to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of securities included in the Conversion Unit or Units in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of the securities and other property then included in a Conversion Unit or Units upon conversion of Preferred Shares pursuant hereto. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock (or other securities included in the Conversion Unit or Units) to which the holder of Preferred Shares so converted shall be entitled and (ii) if less than the full number of Preferred Shares evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and such surrender of the certificate or certificates representing the Preferred Shares to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive the securities and other property included in the Conversion Unit or Units in accordance herewith, and the Person entitled to receive the securities and other property included in the Conversion Unit or Units shall be treated for all purposes as having become the record holder of such securities and other property included in the Conversion Unit or Units at such time. No holder of Preferred Shares shall be prevented from converting Preferred Shares, and any conversion of Preferred Shares in accordance with the terms of this Section C of this Article IV shall be effective upon surrender, whether or not the transfer books of the Corporation for the Common Stock are closed for any purpose.

         The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Preferred Shares. The Corporation shall from time to time, subject to and in accordance with the Act, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding Preferred Shares.

         Whenever the number of shares of Common Stock and other property comprising a Conversion Unit into which each Preferred Share is convertible is adjusted as provided in this Section C of this Article IV, the Corporation shall promptly mail to the holders of record of the outstanding Preferred Shares at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock and other property comprising a Conversion Unit into which each Preferred Share is convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each Preferred Share is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

         D.       Voting Rights.

         The holders of the Preferred Shares shall have the following voting rights:

         (A) The holders of the then-outstanding Preferred Shares shall be entitled to elect, as a class, two (out of a total of ten) directors to the Board of Directors and to elect the replacement for any director elected by them who for any reason ceases to serve as a director. In addition, without first obtaining the consent or approval of the holders of a majority of the then-outstanding Preferred Shares, voting as a separate class, the Corporation will not (a) effect any Fundamental Transaction or (b) amend the provisions of the Articles of Incorporation of the Corporation in any manner which would alter or change the powers, preferences or special rights of the Preferred Shares or that would otherwise adversely affect the rights of the holders of the Preferred Shares. A "Fundamental Transaction" includes the following (in each case referring to a single transaction or series of related transactions): (i) the sale, lease, exchange, mortgage or other disposition (including any spin-off or split-up) of any business or assets having a fair market value of 25% or more of the fair market value of the business or assets of the Corporation and its subsidiaries taken as a whole, the merger or consolidation of the Corporation with any other Person, a liquidation, dissolution or winding-up of the Corporation or any recapitalization or reclassification of the securities of the Corporation; (ii) the acquisition of any business or assets (by way of merger, acquisition of stock or assets or otherwise) or the making of capital expenditures not included in the applicable annual budget approved by the Board of Directors, in each case for a consideration or involving expenditures in excess of $50,000,000; (iii) the issuance, grant or sale, or the repurchase, of any equity securities (or any equity-linked securities or obligations) of the Corporation (or securities convertible into or exchangeable or exercisable for any such equity securities); (iv) transactions with officers, directors, stockholders and affiliates of the Corporation except (x) to the extent effectuated on terms no less favorable to the Corporation than those obtainable in an arms' length transaction with an unaffiliated Person or (y) in the case of cash compensation arrangements, which are approved by the Board of Directors (without regard to the directors elected by the holders of the Preferred Shares); (v) the removal as chief executive officer of the Corporation of the person occupying that position on the date of original issuance of the Preferred Shares (the "Initial CEO") and (vi) the appointment or removal of any person as chief executive officer of the Corporation after the removal, resignation, death or disability of the Initial CEO (the consent of the holders of the Preferred Stock as to the matters set forth in this clause (vi) not to be unreasonably withheld).

        (B) Except as set forth herein, or as otherwise provided by law, holders of the Preferred Shares shall have no voting rights.

         E.       Reacquired Shares.

         Any Preferred Shares converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any Articles of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         F.       Liquidation, Dissolution or Winding Up.

         Upon any involuntary or voluntary liquidation, dissolution, recapitalization, winding-up or termination of the Corporation, the assets of the Corporation available for distribution to the holders of the Corporation's capital stock shall be distributed in the following priority, with no distribution pursuant to the second priority until the first priority has been fully satisfied and no distribution pursuant to the third priority until the first and second priorities have both been fully satisfied, First, to the holders of the Preferred Shares for each Preferred Share, a liquidation preference of $1.00 per share, Second, to the holders of Common Stock, ratably, an amount equal to (i) $1.00 divided by the number of shares of Common Stock then comprising a Conversion Unit, multiplied by (ii) the number of shares of Common Stock then outstanding, and Third, to the holders of the Preferred Shares and the Common Stock (ratably, on the basis of the number of shares of Common Stock then outstanding and, in the case of the Preferred Shares, the number of shares of Common Stock then comprising a Conversion Unit multiplied by the total number of Preferred Shares outstanding), all remaining assets of the Corporation available for distribution to the holders of the Corporation's capital stock.

         Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation to a Person or Persons, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section F of this Article IV.

          G.       Redemption.

          The Preferred Shares are not subject to redemption at the option of the Corporation nor subject to any sinking fund or other mandatory right of redemption accruing to the holders thereof.

                                   ARTICLE V.

         The term of corporate existence of the Corporation shall be perpetual.

                                   ARTICLE VI.

                  A. No Person shall own shares of Common Stock equal to or in excess of the Ownership Limit. If there is a purported Transfer or other event caused by any Person or the Corporation such that a Preferred Eligible
Shareholder would own shares of Common Stock equal to or in excess of the Ownership Limit, then, that number of shares of Common Stock owned by such Preferred Eligible Shareholder by which the shares of Common Stock owned by such Preferred Eligible Shareholder would be equal to or in excess of the Ownership Limit as a result of the Transfer shall automatically be converted into that same number of shares of Zero Coupon Convertible Preferred Stock. Such conversion shall be effective on the books of the Corporation as of the close of business on the business day prior to the date of the Transfer or other event.

         B. If the Board of Directors shall at any time determine in good faith that a Transfer or other event has taken place in violation of this Article VI, the Board of Directors may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted

Transfers (or, in the case of events other than a Transfer, ownership) in violation of this Article VI shall be void ab initio in the case of Transfers that would cause ownership of shares of Common Stock equal to or in excess of the Ownership Limit by any Person other than a Preferred Eligible Shareholder, and in the case of ownership or Transfers that would cause ownership of shares of Common Stock equal to or in excess of the Ownership Limit by a Preferred Eligible Shareholder shall automatically result in the conversion described in Section A of this Article VI, irrespective of any action (or non-action) by the Board of Directors.

                                   ARTICLE VII

         The private property of the shareholders of the Corporation shall be exempt from all corporate debts.

                                  ARTICLE VIII

          A. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; or

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

(iii) for any transaction from which the director derives an improper personal benefit; or

(iv)      under Section 490.833, or a successor provision, of the Act.

         B. If, after the date these Articles of Incorporation are filed with the Iowa Secretary of State, the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of Section A or this Section B of this Article VIII, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

A. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitration and whether formal or informal ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee, of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment), against all reasonable expenses, liability and loss (including without limitation attorneys' fees, all costs, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such person while a director, officer or employee including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of (i) a written undertaking, by or on behalf of such director, officer or employee, to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under this Article IX or otherwise, or (ii) a written affirmation by or on behalf of such director, officer or employee that, in such person's good faith belief, such person has met the standards of conduct set forth in the Act.

B. If a claim under Section A is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, shall not be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

C. Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision of this Article IX shall not affect the validity or enforceability of any other provision of this Article IX.

D. Any action taken or omitted to be taken by any director, officer or employee in good faith and in compliance with or pursuant to any order, determination, approval or permission made or given by a commission, board, official or other agency of the United States or of any state or other governmental authority with respect to the property or affairs of the Corporation or any such business corporation, not-for-profit corporation, joint venture, trade association or other entity over which such commission, board, official or agency has jurisdiction or authority or purports to have jurisdiction or authority shall be presumed to be in compliance with the standard of conduct set forth in Section
490.851 (or any successor provision) of the Act whether or not it may thereafter be determined that such order, determination, approval or permission was unauthorized, erroneous, unlawful or otherwise improper.

E. Unless finally determined, the termination of any litigation, whether by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the action taken or omitted to be taken by the person seeking indemnification did not comply with the standard of conduct set forth in Section 490.851 (or any successor provision) of the Act.

F. The rights conferred on any person by this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

G. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

                                    ARTICLE X

A. As used in these Articles of Incorporation, the following terms shall have the following meanings:

          (i) "Affiliate" shall mean any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity; "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of Iowa are authorized or obligated by law or executive order to close;

          (ii) "Ownership Limit" shall mean with respect to any Person, ownership of 10% of the issued and outstanding Common Stock if such ownership would cause such Person to become subject to regulation as a registered holding company under PUHCA or the Corporation or any of its subsidiaries to become subject to regulation as a subsidiary of a registered holding company under PUHCA;

          (iii) "Person" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity;

          (iv) "Preferred Eligible Shareholder" shall mean a holder of Preferred Shares or its Affiliates; and

          (v) "Transfer" shall mean any sale, assignment, pledge, hypothecation, other disposition or encumbrance, whether or not for consideration.

                                   ARTICLE XI

                  These Articles of Incorporation may be amended, repealed, changed or modified at any annual meeting of shareholders of the Corporation or at a special meeting being called for that purpose or by written consent, in compliance with the applicable statutes of the State of Iowa.